SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2007

EBIX, INC.

(Exact name of registrant
as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 281-2020

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition

On December 23, 2007 Ebix, Inc. . (the “Company”) entered into an agreement to acquire Sydney based Telstra eBusiness for AUD 50 Million. The press release announcing the signing of the agreement was released on December 24, 2007. Closing for the acquisition is slated for 2nd January 2008.

Item 2.03 Creation of a Direct Financial Obligation

On December 18, 2007, Ebix, Inc. (the “Company”) entered into a Secured Convertible Note Purchase Agreement with Whitebox VSC, Ltd. (“Whitebox”). The transactions contemplated by the Agreement were consummated on December 18, 2007, at which time the Company issued the following securities to Whitebox for the following consideration:

•

A Secured Convertible Promissory Note (the “Note”), with a maturity date of December 18, 2009 (the “Maturity Date”), in the original principal amount of $20,000,000, which amount is convertible into shares of Common Stock at a price of $63.84 per share, subject to certain adjustments as set forth in the Note (the “Conversion Price”).  The Maturity Date of the Note may be extended, by Whitebox, until December 18, 2011, if the trading price of the Company’s Common Stock does not exceed $75 per share for any 30 consecutive trading days prior to the Maturity Date.

The Note accrues interest at the rate of 2.5% per annum, payable on an annual basis on December 18 of each year, each date of conversion (as to the principal amount being converted) and the Maturity Date.

The Note is convertible, in whole or in part, into shares of Common Stock at the option of Whitebox, at any time and from time to time (subject to certain conversion limitations set forth in the Note), at the Conversion Price. Further, in the event of a change of control of the Company, as defined in the Note, in addition to any other rights Whitebox may have, Whitebox has the right to put the then-outstanding principal amount of the Note (including any accreted interest) to the Company. Upon the exercise of this put right, the Company is required to pay to Whitebox an amount in cash equal to 110% multiplied by the greater (i) the then-outstanding principal amount of the Note (including any accreted interest) or (ii) the listed or quoted average price of the Common Stock on the trading market on which the Common Stock is then listed for trading for the 20 trading days preceding the change in control multiplied by the number of shares into which the Note is then entitled to be converted.

The Company has the option to cause a mandatory conversion and the subsequent surrender of the Note at a Conversion Price of $63.84 per share, if the average price of the Company’s Common Stock on the trading market exceeds $128.00 for any consecutive 30 trading days.

Within 90 days of December 18, 2007, the Company will file with the SEC a Registration Statement on Form S-3, or other such form as may be available, to include the registering for sale by Whitebox of the shares of the Company’s Common Stock issued or issuable upon the conversion of any, or all, of the Note.   The Company will use its reasonable best efforts to cause the SEC to notify the Company of the SEC’s willingness to declare the Registration Statement effective within 180 days of December 18, 2007.

Item 9.01 Exhibits

Exhibit 10.1.  Convertible Note Purchase Agreement by and between Ebix, Inc. and Whitebox VSC Ltd.

Exhibit 10.2.  2.5% Secured Convertible Promissory Note by and between Ebix, Inc. And Whitebox VSC Ltd.

Exhibit 10.3    Press release dated  24th Dec. 2007 announcing the acquisition of Telstra eBusiness

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert F. Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

December 26, 2007